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                         SECURITIES PURCHASE AGREEMENT

                                 by and among

                       THE SECURITY HOLDERS NAMED HEREIN

                                      and

                            certain subsidiaries of

                            GENESEE & WYOMING INC.

                       relating to the purchase and sale

                                      of

                   the outstanding partnership interests in

                              RAIL PARTNERS, L.P.

                and certain capital stock, membership interests
                       and partnership interests held by

                          RAIL MANAGEMENT CORPORATION


                           Dated as of May 25, 2005


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vi

i
                               TABLE OF CONTENTS

                                                                           Page

ARTICLE 1.   DEFINITIONS......................................................2

ARTICLE 2.   PURCHASE AND SALE OF COMPANY SHARES.............................10


         SECTION 2.1           Purchase Price................................10

         SECTION 2.2           Closing.......................................11

         SECTION 2.3           Post Closing Determination....................11

         SECTION 2.4           Post-Closing Adjustment.......................12

         SECTION 2.5           Net Working Capital...........................13

         SECTION 2.6           Excluded Liabilities..........................13

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................13

         SECTION 3.1           Corporate Organization........................13

         SECTION 3.2           Qualification to Do Business..................13

         SECTION 3.3           No Conflict or Violation; Authority
                               and Validity..................................14

         SECTION 3.4           Consents and Approvals........................14

         SECTION 3.5           Capital Stock and Related Matters.............14

         SECTION 3.6           Indebtedness..................................15

         SECTION 3.7           Subsidiaries and Equity Investments...........15

         SECTION 3.8           Financial Statements..........................16

         SECTION 3.9           Absence of Certain Changes or Events..........16

         SECTION 3.10          Tax Matters...................................18

         SECTION 3.11          Absence of Undisclosed Liabilities............19

         SECTION 3.12          Owned Real Property...........................19

         SECTION 3.13          Leased Real Properties; Sufficiency...........19

         SECTION 3.14          Intellectual Property.........................20

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         SECTION 3.15          Licenses and Permits..........................20

         SECTION 3.16          Compliance with Law...........................20

         SECTION 3.17          Litigation....................................21

         SECTION 3.18          Contracts.....................................21

         SECTION 3.19          Employee Plans................................21

         SECTION 3.20          Insurance.....................................24

         SECTION 3.21          Transactions with Directors, Officers
                               and Affiliates................................24

         SECTION 3.22          Labor Matters.................................24

         SECTION 3.23          Environmental Matters.........................25

         SECTION 3.24          Relations with Principal Customers............26

         SECTION 3.25          Brokers.......................................26

         SECTION 3.26          Rail Facilities and Related Contracts.........26

         SECTION 3.27          Condition of Lines; Personal Property.........27

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF THE BUYERS....................27


         SECTION 4.1           Corporate Organization........................27

         SECTION 4.2           Qualification to Do Business..................27

         SECTION 4.3           Authorization and Validity of Agreement.......28

         SECTION 4.4           No Conflict or Violation......................28

         SECTION 4.5           Consents and Approvals........................28

         SECTION 4.6           Brokers.......................................28

         SECTION 4.7           Financing.....................................28

ARTICLE 5.   COVENANTS OF THE SELLERS........................................29

         SECTION 5.1           Conduct of Business Before the Closing Date...29

         SECTION 5.2           Consents and Approvals........................31


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         SECTION 5.3           Access to Properties and Records..............31

         SECTION 5.4           Reasonable Best Efforts.......................32

         SECTION 5.5           Administration of Pre-Closing FELA Claims.....32

         SECTION 5.6           Insurance.....................................32

         SECTION 5.7           Maintenance of Net Worth......................32

         SECTION 5.8           Resignation of Officers and Directors.........32

ARTICLE 6.   COVENANTS OF THE BUYERS.........................................32

         SECTION 6.1           Actions Before Closing Date...................32

         SECTION 6.2           Consents and Approvals........................32

         SECTION 6.3           Employees and Employee Benefits...............33

         SECTION 6.4           Reasonable Best Efforts.......................33

         SECTION 6.5           No Benefit to Third-Party.....................33

         SECTION 6.6           Administration of Post-Closing FELA Claims....33

         SECTION 6.7           Labor Matters.................................33

ARTICLE 7.   INDEMNIFICATION.................................................33

        SECTION 7.1            Survival......................................33

         SECTION 7.2           Indemnification by the Sellers................34

         SECTION 7.3           Indemnification by Each Buyer.................35

         SECTION 7.4           Procedures Relating to Third-Party Claims
                               (other than Tax Claims).......................36

         SECTION 7.5           Exclusive Remedy; Mitigation..................37

ARTICLE 8.   CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLERS..............38

         SECTION 8.1           Representations and Warranties of Each Buyer..38

         SECTION 8.2           Performance of the Obligations of Each Buyer..38

         SECTION 8.3           No Violation of Orders........................38

         SECTION 8.4           STB...........................................38

         SECTION 8.5           Opinion of Counsel............................38


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ARTICLE 9.   CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYERS...............39


         SECTION 9.1           Representations and Warranties of the
                               Sellers.......................................39

         SECTION 9.2           Performance of the Obligations of the
                               Sellers.......................................39

         SECTION 9.3           No Violation of Orders........................39

         SECTION 9.4           Opinion of Counsel............................39

         SECTION 9.5           STB...........................................39

         SECTION 9.6           Financing.....................................40

         SECTION 9.7           FIRPTA........................................40

         SECTION 9.8           Transition Services Agreement.................40

         SECTION 9.9           Certain Payments..............................40

ARTICLE 10.   TERMINATION....................................................40

         SECTION 10.1          Conditions of Termination.....................40

         SECTION 10.2          Effect of Termination.........................41

ARTICLE 11.   TAX MATTERS....................................................41

         SECTION 11.1          Tax Returns...................................41

         SECTION 11.2          Tax Cooperation...............................41

         SECTION 11.3          Procedures Relating to Indemnification
                               of Tax Claims.................................41

         SECTION 11.4          Transfer Taxes................................42

         SECTION 11.5          Tax Treatment.................................42

         SECTION 11.6          Coordination with Article 7...................42

         SECTION 11.7          Section 754 Elections.........................42

         SECTION 11.8          Railroad Tax Credit...........................43

ARTICLE 12.   MISCELLANEOUS..................................................43

         SECTION 12.1          Successors and Assigns........................43

         SECTION 12.2          Governing Law; Jurisdiction...................43


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         SECTION 12.3          WAIVER OF JURY TRIAL..........................44

         SECTION 12.4          Expenses......................................44

         SECTION 12.5          Severability..................................44

         SECTION 12.6          Notices.......................................44

         SECTION 12.7          Amendments; Waivers...........................45

         SECTION 12.8          Public Announcements..........................45

         SECTION 12.9          Entire Agreement..............................45

         SECTION 12.10         Parties in Interest...........................45

         SECTION 12.11         Scheduled Disclosures.........................46

         SECTION 12.12         Section and Paragraph Headings;
                               Neutral Construction..........................46

         SECTION 12.13         Knowledge.....................................46

         SECTION 12.14         Confidentiality...............................46

         SECTION 12.15         Counterparts..................................46



INDEX TO SCHEDULES
1                         Balance Sheet
2.5                       Working Capital
3.3                       Exceptions to No Conflict or Violation
3.4                       Exceptions to Consents and Approvals
3.5                       Capitalization
3.6                       Indebtedness
3.7(a)                    Subsidiaries
3.8                       Exceptions to Financial Statements
3.9                       Material Changes or Events
3.10                      Tax Matter Exceptions
3.11                      Undisclosed Liabilities
3.12                      Owned Real Property
3.13                      Leases
3.14(a)                   Listed Intellectual Property
3.14(b)                   Intellectual Property Agreements
3.17                      Litigation
3.18                      Contracts
3.19(a)                   Employee Plans
3.20                      Insurance Claims


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3.21                      Transactions with Directors, Officers and Affiliates
3.22(a)                   Employment Agreements or Contracts
3.22(b)                   Exceptions to Compliance with Employment Laws
3.23(a)                   Environmental Exceptions
3.23(b)                   Environmental Reports
3.24                      Principal Customers
3.26                      Rail Facilities
3.27                      Equipment and Machinery
4.7                       Form of Consent and First Amendment to Amended and
                          Restated Revolving Credit and Term Loan Agreement
5.1                       Conduct of Business
5.4                       Reasonable Best Efforts
INDEX TO EXHIBITS
A                         Form of Transition Services Agreement
B                         Escrow Agreement
C                         Form of Severance Plan
D                         Form of Opinion of Counsel to the Sellers
E                         Form of Opinion of Counsel to the Buyers
F                         FIRPTA Certificate
G                         Certain Payments


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                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT, dated as of May 25, 2005 (this "Agreement"), by and among Rail Management Corporation, a Delaware corporation ("RMC"), Durden 1991 Family Gift Trust, a Florida trust (the "91 Family Gift Trust"), Durden 1991 Family Discretionary Trust, a Florida trust (the "Discretionary Trust"), Durden 1991 Family Trust, a Florida trust (the "Family Trust"), K. Earl Durden 1991 Gift Trust, an Alabama trust (the "Gift Trust"), Durden 1996 Family Gift Trust, a Florida trust (the "96 Family Gift Trust", together with the 91 Family Gift Trust, the Discretionary Trust, the Family Trust and the Gift Trust, the "Trusts", and together with RMC, the "Sellers"), RP Acquisition Company One, a Delaware corporation("RP GP Buyer"), and RP Acquisition Company Two, a Delaware corporation ("RP LP Buyer", and together with RP GP Buyer, the "Buyers").

                             W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, RMC owns a 1% general partnership interest and a 32.575% limited partnership interest in Rail Partners, L.P., a Delaware limited partnership("RPLP"); and

          WHEREAS, the Trusts own, in the aggregate, a 66.425% limited partnership interest in RPLP; and

          WHEREAS, RMC owns beneficially and of record all of the issued and outstanding shares of each of Evansville Belt Line Railroad, Inc., an Indiana corporation ("Evansville"), Grizzard Transfer Company, Inc., a Georgia ---------- corporation ("Grizzard"), and KWT Railway, Inc., a Tennessee corporation ("KWT", and together with Evansville and -------- --- Grizzard, the "QSubs"); and -----

          WHEREAS, RMC owns 0.99% of the membership interests in The Bay Line Railroad, L.L.C., an Alabama limited liability company ("Bay Line"), 1.01% of the membership interests in Western Kentucky Railway, L.L.C., a Commonwealth of Kentucky limited liability company ("WKR"), and 1% of the membership interests in each of AN Railway, L.L.C., a Florida limited liability company ("ANR"), M&B Railroad, L.L.C., an Alabama limited liability company ("M&B"), and Riceboro Southern Railway, LLC, a Georgia limited liability company ("Riceboro", and together with ANR, Bay Line, M&B and WKR, the "Railroad LLCs"); and

          WHEREAS, RMC owns a 1% general partnership interest in each of Atlantic & Western Railway, Limited Partnership, a North Carolina limited partnership ("AWR"), East Tennessee Railway, L.P., a Tennessee limited partnership ("ETR"), Galveston Railroad, L.P., a Texas limited partnership ("Galveston"), Georgia Central Railway, L.P., a Georgia limited partnership ("GCR"), Little Rock & Western Railway, L.P., an Arkansas limited partnership ("LRW"), Tomahawk Railway, Limited Partnership, a Wisconsin limited partnership ("Tomahawk"), Valdosta Railway, L.P., a Georgia limited partnership ("Valdosta"), and Wilmington Terminal Railroad, Limited Partnership, a North Carolina limited partnership ("WTR", together with AWR, ETR, Galveston, GCR, LRW, Tomahawk and Valdosta, the "Railroad LPs", and together with RPLP, the QSubs and the Railroad LLCs, the "Acquired Entities"); and


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          WHEREAS, the Acquired Entities are engaged in the business of operating short line railroads (the "Businesses"); and

          WHEREAS, the Buyers are subsidiaries of Genesee & Wyoming Inc., a Delaware corporation ("C&W); and ---

          WHEREAS, the RP GP Buyer desires to purchase from RMC, and RMC desires to sell to RP GP Buyer, all of its general partnership interest in RPLP and the Railroad LPs (collectively, the "RMC GP Interests"), all inaccordance with and subject to the terms and conditions set forth in this Agreement; and

          WHEREAS, the RP LP Buyer desires to purchase from RMC, and RMC desires to sell to RP LP Buyer, all of its limited partnership interests in RPLP, all of its shares of the QSubs, and all of its managing member interests in the Railroad LLCs (collectively, the "RMC Other Interests"), all in accordance with and subject to the terms and conditions set forth in this Agreement; and

          WHEREAS, the RP LP Buyer desires to purchase from the Trusts, and each of the Trusts desires to sell to RP LP Buyer, all of its limited partnership interests in RPLP (collectively, the "Trust LP Interests", and together with the RMC GP Interests and the RMC Other Interests, the "Acquired Interests"), all in accordance with and subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

          ARTICLE 1. DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          "91 Family Gift Trust" -- See Preamble hereto;

          "96 Family Gift Trust" -- See Preamble hereto;

          "Action" shall mean any claim, action, suit, proceeding, labor dispute, investigation or audit by or before any court, tribunal or other Governmental Entity or arbitral body;

          "Affiliate" shall mean any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another Person with the term "control" meaning, for this purpose, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership, membership or other ownership interests, or by contract or otherwise;

          "ANR" -- See Recitals hereto;

          "Acquired Entities" -- See Recitals hereto;


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          "Acquired Interests" -- See Recitals hereto;

          "Agreement" - See Preamble hereto;

          "AWR" -- See Recitals hereto;

          "Balance Sheet" shall mean the consolidated balance sheet of the Subject Companies as of March 31, 2005 attached to this Agreement as Schedule 1;

          "Basket Amount" -- See Section 7.2(a);

          "Bay Line" -- See Recitals hereto;

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York, are closed generally;

          "Businesses" -- See Recitals hereto;

          "Buyers" -- See Preamble hereto;

          "Buyer Indemnitees" -- See Section 7.2(a);

          "Buyer Material Adverse Effect" -- See Section 4.1;

          "Closing" -- See Section 2.2;

          "Closing Date" -- See Section 2.2;

          "Closing Working Capital Report" -- See Section 2.3(a);

          "Closing Working Capital Statement" -- See Section 2.3(a);

          "COBRA" -- See Section 3.19(i);

          "Code" shall mean the Internal Revenue Code of 1986, as amended;

          "Confidential Information" shall include information, both written and oral, relating to trade secrets, and confidential and proprietary information relating to technical data, products, services, finances, business plans, marketing plans, legal affairs, suppliers, customers, prospects, opportunities, contracts, assets and other information that has commercial value, but shall not include information which (i) can be demonstrated in writing was already known by the recipient when received; (ii) is or after the date of this Agreement becomes obtainable from other sources other than pursuant to a violation of Law or breach of any Contract; (iii) is required to be disclosed to a Governmental Entity; (iv) can be demonstrated in writing that it was independently developed by the receiving Person; (v) is required to be disclosed by Law or pursuant to the rules of any securities exchange having jurisdiction over the disclosing Person; or (vi) is disclosed pursuant to a written waiver from the nondisclosing Person of the confidentiality requirements of Section 12.14;


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          "Contracts" shall mean all contracts and agreements, including but not limited to Leases, Equipment and Machinery leases, indentures, mortgages, instruments, partnership or joint venture agreements, guaranties, license agreements, maintenance contracts, service contracts, employment, commission and consulting agreements, collective bargaining agreements, suretyship contracts, letters of credit, reimbursement agreements, distribution agreements, contracts or commitments limiting or restraining the Subject Companies from engaging or competing in any lines of business or with any Person, documents granting the power of attorney with respect to the affairs of the Subject Companies, options to purchase any assets or property rights, trackage rights agreements, haulage agreements, interchange agreements, joint facility agreements, switching agreements, marketing agreements, rate and allowance agreements, division agreements, and other similar arrangements, undertakings, commitments or understandings, including any renewal or amendment thereto;

          "Discretionary Trust" -- See Preamble hereto;

          "Employees" shall mean all employees of the Subject Companies that are employed by the Subject Companies following the Closing;

          "Environmental Claim" means any claim, action, demand, or notice by or on behalf of, any Governmental Entity or Person alleging potential liability under, or a violation of, any Environmental Law, or potential liability arising out of the presence of or exposure to any Materials of Environmental Concern;

          "Environmental Laws" shall mean any and all Laws regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health;

          "Environmental Permits" shall mean any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization pursuant to or required under any Environmental Law;

          "Environmental Report" shall mean any report, study, assessment, audit or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may affect any of the Subject Companies;

          "Equipment and Machinery" shall mean all the material equipment, machinery, furniture, fixtures and improvements, tooling, spare parts, supplies and vehicles (including all locomotives, cars, tractors, trailers, vans and all other transportation rolling stock) owned, leased or used (except third-party locomotives and rolling stock used pursuant to AAR interchange rules) by the Subject Companies;

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          "ERISA Affiliate" -- See Section 3.19(b);


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          "Escrow Agent" -- See Section 2.1;

          "Escrow Agreement" -- See Section 2.1;

          "Escrow Fund" -- See Section 2.1;

          "ETR" -- See Recitals hereto;

          "Evansville" -- See Recitals hereto;

          "Excluded Liabilities" -- See Section 2.6;

          "Existing Policies" -- See Section 3.20;

          "Family Trust" -- See Preamble hereto;

          "FELA Claim" shall mean a claim made under the Federal Employers Liability Act, as amended from time to time. A FELA Claim shall be considered "made" upon the earliest to occur of the following: (i) the claimant's employer has received or prepared a written report (including, in the case of an alleged occupational injury, a questionnaire) of the claim or of the incident from which the claim arises; or (ii) the claimant's employer has received written notice of the claim from the claimant or the claimant's attorney; or (iii) an action, claim or suit asserting the claim has been filed and properly served on the claimant's employer. For the purposes of this definition (i) the term "written report" shall include reports which are electronically prepared or transmitted and (ii) the term "employer" shall include the employer currently responsible under the Federal Employers Liability Act for the claim or cause of action being asserted and such employer's attorney;

          "Financial Statements" -- See Section 3.8;

          "FRA" shall mean the U.S. Federal Railroad Administration;

          "GAAP" shall mean U.S. generally accepted accounting principles as in effect from time to time;

          "Galveston" -- See Recitals hereto;

          "GCR" -- See Recitals hereto;

          "Gift Trust" -- See Preamble hereto;

          "Governmental Entity" shall mean any national, federal, state, provincial, local or international governmental or public body, court, agency or regulatory authority or commission, or other governmental authority or instrumentality;

          "Grizzard" -- See Recitals hereto;

          "G&W" -- See Recitals hereto;


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          "Included Subsidiary" shall mean any Subsidiary of any Acquired
Entity which is not an Acquired Entity;

          "Income Taxes" shall mean all Taxes based upon, measured by or calculated with respect to: (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, minimum Taxes and any Taxes on items of Tax preference, wage withholding and withholding on payments to foreign persons, but not including sales, use, goods and services, real or personal property transfer, or other similar Taxes) and (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above;

          "Independent Accounting Firm" -- See Section 2.3(a);

          "Indebtedness" shall mean, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, including accrued interest and any costs associated with prepaying such debt; (ii) the principal of and premium (if any) in respect of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including accrued interest;
(iii) all obligations of such Person upon which interest charges are customarily paid; (iv) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services; (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person; (vii) all guarantees by such Person of Indebtedness of others; (viii) all capital lease obligations of such Person;
(ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (x) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances; and (xi) any obligation arising with respect to any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute liability on the balance sheet. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member;

          "Indemnified Party" -- See Section 7.1;

          "Indemnifying Party" -- See Section 7.1;

          "Intellectual Property" shall mean all of the following owned or licensed by the Subject Companies, as licensee or licensor, or used exclusively in the Subject Companies' business: (i) registered and material unregistered trademarks and service marks and trade names, and all goodwill associated therewith; (ii) patents, patentable inventions and computer programs (including password unprotected interpretive code or source code);
(iii) trade secrets; (iv) registered and material unregistered copyrights in all works, including software programs; (v) domain names; (vi) all rights in mask works; (vii) all computer software owned by the Subject Companies; (viii) all rights of the Subject Companies under software licenses; and (ix) all



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


copies of software generally available for purchase by the public pursuant to shrink-wrap licenses in the possession or control of the Subject Companies;

          "KWT" -- See Recitals hereto;

          "Law" shall mean any law, statute, ordinance, rule (including common law), regulation, order, writ, judgment, injunction, settlement agreement, guideline, code, decree or other legally enforceable requirement of any Governmental Authority, and includes rules and regulations of any regulatory or self-regulatory authority;

          "Leased Real Property" -- See Section 3.13(a);

          "Lease" and "Leases" -- See Section 3.13(a);

          "Licenses and Permits" -- See Section 3.15;

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other), deed of trust, conditional sale agreement, claim, charge, limitation, restriction, assessment or defect in title that is not a Permitted Lien;

          "Listed Intellectual Property" -- See Section 3.14(a);

          "Losses" -- See Section 7.2(a);

          "LRW" -- See Recitals hereto;

          "Material Contracts" -- See Section 3.18(a);

          "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, hazardous substances, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and any other substances of any kind, regulated pursuant to or that could give rise to liability under any Environmental Law.

          "Material Adverse Effect" -- See Section 3.1;

          "M&B" -- See Recitals hereto;

          "Multiemployer Plans" -- See Section 3.19(a);

          "Net Working Capital" -- See Section 2.5;

          "Owned Real Property" -- See Section 3.12(a);

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, a wholly owned United States government corporation established under Section 4002 of Title IV of ERISA;

          "Pension Plan" -- See Section 3.19(c);


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          "Permitted Liens" shall mean: (i) Liens for Taxes not yet due and payable or Taxes being contested in good faith in appropriate proceedings and for which adequate reserves have been made in accordance with GAAP; (ii) Liens imposed by Law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, it being understood that such Liens do not include Liens arising under any applicable Environmental Law; (iii) Liens in respect of pledges or deposits under workers' compensation Laws; and (iv) the Wisconsin Debt;

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Entity;

          "Personal Property" means all furniture, fixtures, Equipment and Machinery and other items of tangible personal property;

          "Plans" -- See Section 3.19(a);

          "Post-Closing FELA Claims" shall mean FELA Claims involving the Subject Companies relating to incidents that occur on or after the Closing;

          "Post-Closing Litigation" shall mean any Actions involving the Subject Companies relating to incidents that occur on or after the Closing (including Post-Closing FELA Claims);

          "Post-Closing Tax Period" shall mean any taxable period beginning after the Closing Date;

          "Pre-Closing FELA Claims" shall mean FELA Claims involving the Subject Companies relating to incidents that occur prior to the Closing;

          "Pre-Closing Litigation" shall mean any Actions involving the Subject Companies relating to incidents that occur prior to the Closing (including Pre-Closing FELA Claims) without regard to when the Action is commenced;

          "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date;

          "Purchase Price" -- See Section 2.1;

          "QSubs" -- See Recitals hereto;

          "Rail Facilities" -- See Section 3.26;

          "Railroad Assets" shall mean all assets, properties and rights (including the Rail Facilities), real and personal, of any of the Subject Companies;

          "Railroad LLCs" -- See Recitals hereto;



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          "Railroad LPs" -- See Recitals hereto;

          "Riceboro" -- See Recitals hereto;

          "RMC" -- See Preamble hereto;

          "RMC GP Interests" -- See Recitals hereto;

          "RMC Other Interests" -- See Recitals hereto;

          "RP GP Buyer" -- See Preamble hereto;

          "RP LP Buyer" -- See Preamble hereto;

          "RPLP" -- See Recitals hereto;

          "Securities Act" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations of the United States Securities and Exchange Commission promulgated thereunder;

          "Section 754 Entities" -- See Section 11.7;

          "Sellers" -- See Preamble hereto;

          "Seller Indemnitees" -- See Section 7.3;

          "Severance Plan" shall mean each Severance Plan entered into between the Subject Companies and each of their employees who will not continue to be employees of the Subject Companies following the Closing, substantially in the form attached hereto as Exhibit C.

          "Specified Persons" -- See Section 3.21;

          "STB" -- See Section 3.4;

          "Subject Companies" shall mean, collectively, the Acquired Entities and the Included Subsidiaries.

          "Subsidiary" shall mean, as to any Person, any Person of which (i) at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (ii) the power to direct or cause the direction of the management and policies of such Person is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries or by such Person and any one or more of its respective Subsidiaries;

          "Tax Claim" -- See Section 11.3(a);

          "Tax Return" shall mean any report, return, declaration, statement, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes;

          "Taxes" shall mean all United States federal, state, local or foreign taxes, including, without limitation, net income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, profits, license, capital stock, capital gains, franchise, severance, stamp, withholding, Social Security, railroad retirement, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profits, personal property, real property, intangible property, registration, alternative or add-on minimum, estimated and other taxes, customs, duties, governmental fees or like charges of any kind whatsoever, including any interest, penalties, fines, related liabilities or additions thereto; and "Tax" shall mean any one of them;

          "Third-Party Claim" -- See Section 7.4(a);

          "Tomahawk" -- See Recitals hereto;

          "Transition Services Agreement" shall mean the transition services agreement between the Sellers and the Subject Companies substantially in the form of Exhibit A hereto.

          "Trust LP Interests" -- See Recitals hereto;

          "Trusts" -- See Preamble hereto;

          "Valdosta" -- See Recitals hereto;

          "WKR" -- See Recitals hereto;

          "Wisconsin Debt" shall mean the $1,678,125 of Indebtedness arising out of the Freight Railroad Infrastructure Improvement Loan Agreement for the Construction of Addition to Distribution Center Tomahawk III by and between Tomahawk Railway, L.P. and Wisconsin Department of Transportation, dated as of November 1997, the Freight Railroad Infrastructure Improvement Loan Agreement for the Construction of Addition to Distribution Center by and between Tomahawk Railway, L.P. and Wisconsin Department of Transportation, dated as of May 2000 and the Freight Railroad Infrastructure Improvement Loan Agreement for the Construction of Addition to Distribution Center Tomahawk III by and between Tomahawk Railway, L.P. and Wisconsin Department of Transportation, dated as of April 2002;

          "WTR" -- See Recitals hereto.

          ARTICLE 2. PURCHASE AND SALE OF COMPANY SHARES.

          SECTION 2.1 Purchase Price. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Sellers set forth below, on the Closing Date:

          (a) RP GP Buyer shall purchase from RMC and RMC shall sell to RP GP Buyer the RMC GP Interests, free and clear of all Liens;

          (b) RP LP Buyer shall purchase from RMC and RMC shall sell to RP LP Buyer, the RMC Other Interests, free and clear of all Liens; and

          (c) RP LP Buyer shall purchase from the Trusts and the Trusts shall sell to RP LP Buyer, the Trust LP Interests, free and clear of all Liens.

The aggregate purchase price for the Acquired Interests being sold by the Sellers shall be $243,000,000, which shall be subject to adjustment after the Closing in the manner set forth in Section 2.4 below (and which is not subject to adjustment for the Wisconsin Debt) (the "Purchase Price"). Such purchase and sale shall be effected on the Closing Date by the Sellers delivering to the Buyers such assignments and other instruments and documents as shall be effective to vest in the Buyers, on the Closing Date, good and marketable title to the Acquired Interests, subject, in each case, to no Liens other than such as may be created by or on behalf of the Buyers other than pursuant to the Wisconsin Debt, being purchased by the Buyers from the Sellers, against delivery by the Buyers to the Sellers of the Purchase Price. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to such accounts as the Sellers shall designate in writing to the Buyers. A portion of the Purchase Price equal to $12,500,000 shall be deposited with a bank (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement among the parties hereto and the Escrow Agent (the "Escrow Agreement") substantially in the form attached hereto as Exhibit B, which will be available until the third anniversary of the Closing Date for the purposes described in Section 7.2(d) (the "Escrow Fund"). A portion of the Purchase Price equal to $50,000,000 plus any additional amounts identified in the payoff letter of RPLP delivered to the Buyers on the day prior to Closing with respect to RPLP's indebtedness to Prudential Insurance Company of America shall be wired to Prudential Insurance Company of America's bank account referenced in such payoff letter in respect of such indebtedness.

          SECTION 2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles 8 and 9 hereof, the closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. on the third Business Day following the satisfaction or waiver of the conditions set forth in Articles 8 and 9, or at such other place and time as may be mutually agreed to by the parties hereto (the "Closing Date").

          SECTION 2.3 Post Closing Determination. (a) Within 90 calendar days after the Closing Date, the Buyers shall deliver to the Sellers a statement of the Net Working Capital (the "Closing Working Capital Statement"). During the preparation of the Closing Working Capital Statement by the Buyers and the period of any dispute with respect to the application of this Section 2.3, the Sellers shall cooperate with the Buyers to the extent reasonably requested by the Buyers to prepare the Closing Working Capital Statement or to investigate the basis for any dispute. The Closing Working Capital Statement shall be examined by the Sellers, and the Sellers shall, not later than 60 calendar days after receipt of the Closing Working Capital Statement, render a report thereon (the "Closing Working Capital Report"). During the preparation of the Closing Working Capital Report and the period of any dispute with respect thereto, the Buyers shall: provide the Sellers with reasonable access during normal business hours to the books, records (including work papers, schedules, memoranda and other documents) and employees of the Subject Companies. The

Closing Working Capital Report shall list those items, if any, from the Closing Working Capital Statement to which the Sellers take exception and explain the Sellers' proposed adjustment. If the Sellers fail to deliver to the Buyers a Closing Working Capital Report within 60 calendar days following receipt of the Closing Working Capital Statement, the Sellers shall be deemed to have accepted the Closing Working Capital Statement for the purposes of any adjustment to the Purchase Price under Section 2.4. If the Buyers do not give the Sellers notice, within 60 calendar days following receipt of the Closing Working Capital Report, of objections to the Closing Working Capital Report, the Buyers shall be deemed to have accepted the determination of the Net Working Capital as determined by the Sellers in the Closing Working Capital Report for the purposes of any adjustment to the Purchase Price under Section
2.4. If the Buyers give the Sellers notice of objections to the Closing Working Capital Report, and if the Sellers and the Buyers are unable, within 15 calendar days after receipt by the Sellers of the notice from the Buyers of such objections, to resolve the disputed exceptions, such disputed exceptions will be referred to Deloitte & Touche LLP or another firm of independent certified public accountants ("Independent Accounting Firm") mutually acceptable to the Sellers and the Buyers. The Buyers and the Sellers shall cooperate with the Independent Accounting Firm to the extent reasonably requested by the Independent Accounting Firm to prepare a written report. The Independent Accounting Firm shall, within 60 calendar days following its selection, deliver to the Sellers and the Buyers a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties hereto for the purposes of any adjustment to the Purchase Price under Section 2.4. The fees and disbursements of the Independent Accounting Firm acting under this Section 2.3 shall be shared equally by the Buyers and the Sellers.

          (b) The Buyers agree that following the Closing they will not take any action, and the Sellers agree that prior to the Closing they will not take any action, with respect to the accounting, books, records, policies and procedures of any Subject Company that would obstruct or prevent the preparation of the Closing Working Capital Statement, the Closing Working Capital Report or the report of the Independent Accounting Firm as provided in this Section 2.3.

          SECTION 2.4 Post-Closing Adjustment.

          (i) If the Net Working Capital is less than $0.00 (zero dollars), the Sellers shall, within three calendar days following the final determination, pursuant to Section 2.3, of the Net Working Capital, and based upon such final determination, pay to the Buyers an amount equal to such deficiency.

          (ii) If the Net Working Capital is more than the $0.00 (zero dollars), the Buyers shall, within three calendar days following the final determination, pursuant to Section 2.3, of the Net Working Capital, and based upon such final determination, pay to the Sellers an amount equal to such excess.

          (iii) Any payment to the Buyers under this Section 2.4 shall be made by wire transfer of immediately available funds to such account as the Buyers shall designate in writing to the Sellers. Any payment to the Sellers under this Section 2.4 shall be made in the manner set forth in Section 2.1.

          SECTION 2.5 Net Working Capital. For purposes of this Article 2, "Net Working Capital" means the amount equal to the current assets, less the current liabilities (including any Indebtedness other than the Wisconsin Debt and including any amounts payable under the Severance Plans with respect to any employees identified to the Sellers by the Buyers prior to the 15th day following the Closing Date), of the Subject Companies (on a consolidated basis) each determined (i) as of the close of business on the day immediately preceding the Closing Date, and (ii) in accordance with the accounting principles, procedures, policies and methods employed by RMC in preparing RMC's and the Subject Companies' consolidated net working capital as of April 30, 2005 as set forth on Schedule 2.5 and consistent with the accounting principles, procedures, policies and methods used in preparing the Financial Statements; provided, however, that current assets and current liabilities shall exclude any amounts related to Income Taxes.

          SECTION 2.6 Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary, (i) any and all Indebtedness of the Subject Companies other than the Wisconsin Debt, (ii) any and all Pre-Closing Litigation, (iii) any and all payables of the Subject Companies owed to the Sellers or any of their Affiliates, (iv) any liability under or relating to the KWT Railroad, Inc. 1991 Shadow Stock Plan or any other Plan as a result of the execution of this Agreement, shareholder approval of this Agreement or the transactions contemplated by this Agreement and (v) all matters for which the Subject Companies have established reserves prior to the Closing (collectively the "Excluded Liabilities") shall not be liabilities of the Subject Companies at or after the Closing.

          ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

          The Sellers hereby jointly and severally represent and warrant to the Buyers as follows:

          SECTION 3.1 Corporate Organization. (a) Each of the Acquired Entities is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of the state in which it is organized and has all requisite power and authority to own or lease its properties and assets and to conduct its business as now conducted, except where the failure to be in good standing would not, individually or in the aggregate, either (i) have or reasonably be expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise), results of operations or prospects of the Subject Companies taken as a whole or (ii) materially impair the ability of the Sellers to perform any of their obligations under this Agreement (either of such effects, a "Material Adverse Effect").

          (b) Copies of the Certificate of Incorporation and By-laws, partnership agreements, limited liability company agreements and certificates of formation (or comparable organizational documents, as applicable) of the Acquired Entities, with all amendments thereto to the date hereof, have been furnished to the Buyers or their representatives, and such copies are accurate and complete.

          SECTION 3.2 Qualification to Do Business. Each of the Acquired Entities is duly qualified to do business as a foreign entity and is in good standing in every jurisdiction in which the character of the properties and assets owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

          SECTION 3.3 No Conflict or Violation; Authority and Validity. (a) The execution, delivery and performance by the Sellers of this Agreement and the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws (or comparable organizational documents, as applicable) of any of the Subject Companies, (ii) violate any order, judgment or decree of any Governmental Entity applicable to any of the Subject Companies, or (iii) except as set forth on Schedule 3.3, violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default, termination or create a right of termination under any Contract to which any of the Subject Companies is a party or by which any of them are bound or to which any of their respective properties or assets is subject, or result in the acceleration of any Indebtedness created thereunder or give rise to a right thereunder to require any payment to be made by any of the Subject Companies, or result in the creation or imposition of any Lien upon any of the assets, properties or rights of any of the Subject Companies.

          (b) The Sellers each have the requisite authority to enter into this Agreement, to consummate the transactions contemplated hereby and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the performance by the Sellers of their respective obligations hereunder have been duly authorized by all necessary action by the Board of Directors (or similar governing body) of each Seller that is not an individual, and no other proceedings on the part of any of such Sellers are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by the Sellers and, assuming the due authorization, execution and delivery of this Agreement by the Buyers, this Agreement constitutes the valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

          SECTION 3.4 Consents and Approvals. Except as set forth on Schedule 3.4, to the knowledge of the Sellers neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated hereby by the Sellers require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Person, except for any consents or waivers (i) required to be obtained from the Surface Transportation Board (the "STB") and (ii) the failure of which to obtain would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

          SECTION 3.5 Capital Stock and Related Matters. Schedule 3.5 sets forth, for each Acquired Entity, the authorized, issued and outstanding capital stock of each Acquired Entity which is a corporation, membership interests of each Acquired Entity which is a limited liability company and limited and general partnership interests of each Acquired Entity which is a limited partnership, all of which issued and outstanding capital stock, membership interests or partnership interests, as the case may be, are owned, beneficially and of record, by an Acquired Entity or a Seller, as listed on
Schedule 3.5, free and clear of any Liens other than such as may be created by or on behalf of the Buyers and other than the Wisconsin Debt, and have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any preemptive rights, rights of first refusal or any similar rights. Except as listed on Schedule 3.5, there are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from any Acquired Entity, or other contracts or commitments providing for the issuance of or granting any Person the right to acquire, shares of any class of capital stock, membership interests or partnership interests of any Acquired Entity, or any securities or other instruments convertible into or exchangeable or exercisable for shares of any class of capital stock, membership interests or partnership interests of any Acquired Entity, and no Acquired Entity is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of its capital stock, membership interests or partnership interests, as the case may be. There are no proxies, voting agreements or other agreements with respect to the voting or transfer of any shares of capital stock or membership interests of any of the Acquired Entities. At Closing, the Buyers shall have good and valid title to all of the capital stock, membership interests and partnership interests of the Acquired Entities, free and clear of any Liens, and the Acquired Entities shall have good and valid title to all of the capital stock, membership interests and partnership interests of the Subject Companies that are not Acquired Entities, free and clear of any Liens, other than such as may be created by or on behalf of the Buyers and other than the Wisconsin Debt.

          SECTION 3.6 Indebtedness. Except as set forth on Schedule 3.6, none of the Subject Companies has any Indebtedness.

          SECTION 3.7 Subsidiaries and Equity Investments(a) .

          (a) Schedule 3.7(a) sets forth, as to each Included Subsidiary, its jurisdiction of organization and the percentage of its capital stock, membership interests or partnership interests, as the case may be, that is owned beneficially and of record by an Acquired Entity. The outstanding shares of capital stock, membership interests or partnership interests, as the case may be, beneficially owned by such Acquired Entity of each such Included Subsidiary are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, rights of first refusal or any similar rights. All of the shares shown in Schedule 3.7(a) as being beneficially owned by an Acquired Entity are owned by such Acquired Entity either directly or indirectly through other Included Subsidiaries, free and clear of any Liens, except as set forth in Schedule 3.7(a). There are no outstanding obligations, warrants, options or other rights to subscribe for or purchase from any Included Subsidiary, or other contracts or commitments providing for the issuance of or granting any Person the right to acquire, shares of any class of capital stock, membership interests or partnership interests of any Included Subsidiary, or any securities or other instruments convertible into or exchangeable or exercisable for shares of any class of capital stock, membership interests or partnership interests of any Included Subsidiary, and no Included Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of its capital stock, membership interests or partnership interests, as the case may be.

          (b) Each of the Included Subsidiaries is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of the state in which it is organized and has all requisite power and authority to own or lease its properties and assets and to conduct its business as now conducted. Copies of the Certificate of Incorporation and By-laws (or comparable organizational documents, as applicable) of each of the Included Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Buyer or its representatives, and such copies are accurate and complete. Each of the Included Subsidiaries is duly qualified to do business as a foreign entity and is in good standing in every jurisdiction in which the character of the properties and assets owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

          SECTION 3.8 Financial Statements. The Seller has heretofore furnished to the Buyer copies of (a) the Balance Sheet, together with the related unaudited consolidated statements of income, capital and retained earnings and cash flows for the quarter ended March 31, 2005 and (b) the related audited combined, consolidated balance sheets, together with the related statements of income, capital and cash flows for the years ended December 31, 2004 and December 31, 2003 of RPLP and consolidated entities and RMC, together with the report thereon of BDO Seidman, LLP (all the financial statements referred to in clauses (a) and (b) being hereinafter collectively referred to as the "Financial Statements"). Except as set forth on Schedule 3.8, the Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except that the unaudited interim Financial Statements do not include footnotes) and
(ii) present fairly the financial position, results of operations and changes in the financial position of the Subject Companies as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end audit adjustments consistent with prior periods). The Subject Companies have designed and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that would reasonably be expected to have a material adverse effect upon such Subject Company's ability to record, process, summarize and report financial information.

          SECTION 3.9 Absence of Certain Changes or Events.

          (a) Except as set forth on Schedule 3.9, since December 31, 2004, the Subject Companies have (i) not suffered any effects, changes, events or developments which have had or would reasonably be expected to have a Material Adverse Effect;

          (b) Since December 31, 2004, the Subject Companies have, in all material respects, operated and conducted their respective businesses in the ordinary course of business consistent with past practice and, except as set forth on Schedule 3.9, have not:

          (i) incurred any obligation, liability (whether absolute, accrued, contingent or otherwise) or Indebtedness in excess of $250,000 in the aggregate or involving in any case annual expenditures in excess of $100,000;

          (ii) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

          (iii) mortgaged, pledged or subjected to any Lien any of their respective assets, properties or rights;

          (iv) sold or transferred any of their respective assets or canceled any debts or claims or waived any rights;

          (v) disposed of any Intellectual Property;

          (vi) entered into any transaction material to their respective businesses;

          (vii) written down the value of any inventory or written off as uncollectible any of their respective accounts receivable or any portion thereof not reflected in the Balance Sheet;

          (viii) granted any increase in the compensation or benefits of, or loaned or advanced any money or other property to, their respective present or former directors, officers or employees or entered into any employment or severance agreement or arrangement with any of their respective present or former directors, officers or employees;

          (ix) incurred any obligation or liability for the payment of severance benefits;

          (x) declared, paid or set aside for payment any dividend or other distribution in respect of shares of their respective capital stock or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of their respective capital stock or other securities, or agreed to do so;

          (xi) laid off any employees;

          (xii) established, adopted, entered into, amended or terminated any Plans, except to the extent that any such amendments are required by Law, are necessary to preserve the tax-qualified status of any Plan or do not result in an increase in benefits for their respective present or former directors, officers or employees;

          (xiii) granted, amended, modified, extended or terminated any trackage rights agreement, haulage agreement, power-run-through agreement, marketing agreement, joint facilities agreement or other agreement with carriers materially affecting the operations on, or marketing of traffic to, from or over, the Rail Facilities;

          (xiv) changed any financial or accounting policy or practice, made, changed or revoked any Tax election, filed any amended Tax Return, agreed to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, surrendered any right to claim a Tax refund, entered into any closing agreement with respect to Taxes or settled or compromised any Tax liability;

          (xv) made any purchase in excess of $500,000, or additions to property, plant or equipment used in its operations other than ordinary repairs and maintenance;

          (xvi) granted any equity or equity-based awards; or

          (xvii) entered into any agreement to take any action prohibited by clauses (i) through (xvi).

          SECTION 3.10 Tax Matters . Except as set forth on Schedule 3.10, (i) all Tax Returns required by applicable Law to be filed by or with respect to a Subject Company have been or will be timely filed, and the Subject Companies have or will have timely paid all Taxes due and payable, whether or not shown as due on such Tax Returns; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to a Subject Company for any taxable period; (iv) there is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Sellers, threatened or contemplated, against, or with respect to, any Subject Company in respect of any Tax or assessment, or with respect to any Tax Return, nor is there any claim for additional Tax or assessment asserted by any Tax authority; (v) any liability of the Subject Companies for Taxes that are not yet due and payable with respect to any Pre-Closing Tax Period have been provided for on the latest balance sheet included in the Financial Statements; (vi) none of the assets, properties or rights of the Subject Companies are "tax-exempt use property" within the meaning of Section 168(h) of the Code; (vii) none of the assets, properties or rights of the Subject Companies include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954;
(viii) there is no Lien affecting any of the assets, properties or rights of the Subject Companies that arose in connection with any failure or alleged failure to pay any Tax other than Permitted Liens; (ix) none of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code; (x) none of the Subject Companies (A) has been a member of an affiliated group filing a consolidated, combined or unitary federal, state, local or foreign income Tax Return (other than a group the common parent of which is RMC) or (B) has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law or as a transferee or successor, by contract or otherwise); (xi) all Taxes required to be withheld, collected or deposited by or with respect to the Subject Companies have been or will be timely withheld, collected or deposited, as the case may be, and, to the extent required, have been or will be paid to the relevant Tax authority; (xii) none of the Subject Companies is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person; (xiii) no closing agreement pursuant to
Section 7121 of the Code (or any similar provision of state, local or foreign
Law) has been entered into by or with respect to any of the Subject Companies,

(xiv) each of RPLP, the Railroad LPs and the Railroad LLCs is treated as a partnership for U.S. federal income tax purposes and has been so treated since its inception, (xv) none of the QSubs or any of their Subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable, (xvi) each of the QSubs at all times since its date of formation has been treated for federal, state and local income Tax purposes as a "qualified subchapter S subsidiary" (within the meaning of Section 1361(b)(3) of the Code) of RMC, and
(xvii) there have been no events that would cause a termination of any of the QSubs' status as a qualified subchapter S subsidiary, whether voluntarily or involuntarily, and there is no basis for such election to be invalidated or terminated prior to the Closing.

          SECTION 3.11 Absence of Undisclosed Liabilities. Except as and to the extent set forth in the Balance Sheet or on Schedule 3.11, none of the Subject Companies has any Indebtedness or liabilities, except for liabilities as shall have been incurred or accrued in the ordinary course of business since March 31, 2005 and which, in the aggregate, are not material to the Subject Companies. Except as set forth on the Balance Sheet or on Schedule 3.11, none of the Subject Companies is directly or indirectly liable upon or with respect to (by discount, repurchase agreement or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any Indebtedness of any Person.

          SECTION 3.12 Owned Real Property.

          (a) Schedule 3.12(a) sets forth a list, which is complete and accurate, of the real property (including a general description of the uses for such real property) owned by the Subject Companies (the "Owned Real Property"). One of the Subject Companies has title to the Owned Real Property and, except for Permitted Liens, the Owned Real Property is free and clear of any Liens.

          (b) None of the Sellers has knowledge of, and none of the Sellers has received any written notice of, any pending or contemplated rezoning or condemnation proceeding affecting the Owned Real Property.

          SECTION 3.13 Leased Real Properties; Sufficiency.

          (a) Schedule 3.13 sets forth a list of all material leases, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all real properties in which any of the Subject Companies has a leasehold interest, whether as lessor or lessee (each, a "Lease" and collectively, the "Leases"; the property covered by Leases under which the Subject Company is a lessee is referred to herein as the "Leased Real Property").

          (b) Each Lease is in full force and effect and no Lease has been modified or amended except pursuant to an amendment referred to on Schedule
3.13. None of the Subject Companies nor, to the knowledge of the Sellers, any other party to a Lease has given to the other party written notice of or has made a claim with respect to any breach or default. None of the Subject Companies is in default under any Lease and, to the knowledge of the Sellers, no other party to a Lease is in default. There are no events which with the passage of time or the giving of notice or both would constitute a default by


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


any of the Subject Companies or, to the knowledge of the Sellers, by any other party to such Lease.

          (c) The Owned Real Property and the Leased Real Property taken together represent all of the real properties used in the Businesses.

          SECTION 3.14 Intellectual Property. (a) Schedule 3.14(a) sets forth a complete and correct list of the Intellectual Property (the "Listed Intellectual Property") filed by, used or issued or registered to any of the Subject Companies in connection with their businesses. Each Subject Company owns or has a valid and enforceable license or otherwise has the right to use all Intellectual Property used in the Businesses as currently conducted and, to the knowledge of the Sellers, such use does not violate or conflict with the rights of any third party. Except as set forth on Schedule 3.14(a), to the knowledge of the Sellers, all Listed Intellectual Property is owned by one of the Subject Companies, free and clear of all Liens. There has not been communicated to the Sellers the threat of any claim that the holder of such Listed Intellectual Property is in violation or infringement of any Intellectual Property right of any third party, or challenging any of the Subject Companies' ownership or use of, or the validity or enforceability of, any of the Listed Intellectual Property.

          (b) Schedule 3.14(b) sets forth a complete list of all material licenses, sublicenses and other agreements in which any of the Subject Companies or any sublicensee of any of the Subject Companies has granted to any Person the right to use the Listed Intellectual Property. Except as set forth on Schedule 3.14(b), none of the Subject Companies is under any obligation to pay royalties or other payments in connection with any material license, sublicense or other agreement, nor is any Subject Company restricted from assigning its rights under any sublicense or agreement respecting the Listed Intellectual Property, nor will any of the Subject Companies otherwise be, as a result of the Sellers' execution and delivery of this Agreement, in breach of any material license, sublicense or other agreement relating to the Listed Intellectual Property.

          SECTION 3.15 Licenses and Permits. To the knowledge of the Sellers, the Subject Companies hold all licenses, permits, variances, certifications, exemptions, franchises, authorizations and approvals (the "Licenses and Permits") of all Governmental Entities necessary to own, lease or operate their respective properties and to permit the continued lawful conduct of their businesses in the manner now conducted. The operations of the Subject Companies are being conducted in a manner that complies with the terms or conditions of the Licenses and Permits. The consummation of the transactions contemplated by this Agreement will not result in the cancellation, modification, termination or suspension of any License or Permit.

          SECTION 3.16 Compliance with Law. To the knowledge of the Sellers, the Subject Companies have complied with and are in compliance with all Laws and are not in violation of any applicable order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation of any Governmental Entity, except such violations which, individually or in the aggregate, would not be material to any of the Subject Companies.

          SECTION 3.17 Litigation. Except as set forth on Schedule 3.17, there are no Actions pending or, to the knowledge of the Sellers, threatened in writing, before any Governmental Entity or before any arbitrator of any nature, brought by or against the Subject Companies, the assets, properties or rights of the Subject Companies or the transactions contemplated by this Agreement. None of the Subject Companies or any of their respective assets, properties or rights is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity or arbitrator that would be reasonably likely to have either individually or in the aggregate a Material Adverse Effect or interfere with the transactions contemplated by this Agreement. Schedule 3.17 contains (i) a complete and correct list of all FELA Claims involving the Subject Companies made prior to the date hereof and not discharged prior to the date hereof and (ii) a complete and correct list of all FRA reportable incidents involving the Subject Companies and any collisions involving third parties that occurred between January 1, 2003 and the date hereof.

          SECTION 3.18 Contracts.

          (a) Schedule 3.18 sets forth a complete and correct list of all Contracts to which any of the Subject Companies is a party or by which its assets or properties are bound (as in effect on the date hereof) (i) involving annual payments to or by the Subject Companies in excess of $50,000, (ii) relating to the employment of any Person or consulting or similar advisory or service arrangements, (iii) that are collective bargaining agreements or other agreements with any labor union, (iv) with any of the Sellers or any of their Affiliates (other than another Subject Company), (v) evidencing Indebtedness,
(vi) that represent a power of attorney, (vii) that contain a covenant not to compete, (viii) that are Equipment and Machinery Leases, (ix) that are mortgages, pledges, security agreements or that grant a Lien, (x) that relate to the maintenance of any railroad property, (xi) that relate to railroad tariffs or (xii) that are otherwise material in any respect to the Subject Companies ("Material Contracts").

          (b) Each Material Contract is valid and binding upon the Subject Companies, as applicable, and, to the knowledge of the Sellers, the other parties thereto in accordance with its terms, and is in full force and effect. None of the Subject Companies is in default or delinquent in performance, status or any other respect (claimed or actual) in connection with any Contract to which it is a party. To the knowledge of the Sellers, no other party to any Contract is in default in respect thereof.

          SECTION 3.19 Employee Plans. To the knowledge of the Sellers:

          (a) Schedule 3.19(a) sets forth a true and complete list of all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements, programs, policies or practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, including those with respect to, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, incentive, stock purchase, stock option, hospitalization, medical and dental insurance, cafeteria, life insurance, tuition reimbursement, scholarship, employment, change-in-control, fringe benefit, employee loan, or collective bargaining under which any employee, director or consultant or former employee, director or consultant of any of the Subject Companies has any present or future right to benefits and which is sponsored or maintained by the Sellers or the Subject Companies or under which the Subject Companies has had or has any present or future liability (collectively referred to herein as the "Plans"). True, correct, current and complete copies of the following documents relating to the Plans, to the extent applicable, have been delivered or made available to the Buyers: (i) the plan document and its related trust document or other funding instrument, including any amendments thereto; (ii) any summary plan description and other written communications (or a description of any oral communications) by the Subject Companies to their employees or former employees concerning the extent of benefits provided under a Plan; (iii) the most recent determination letter, if applicable; and (iv) for the three most recent years (A) the Form 5500 and Annual Return/Report of Employee Benefit Plan, including all related schedules, filed with respect to each Plan, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information relating to the Plans.

          (b) None of the Plans are Multiemployer Plans, and none of the Subject Companies or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with any of the Subject Companies under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred any liability or been obligated to contribute to a Multiemployer Plan.

          (c) None of the Plans is a "single-employer plan", as defined in
Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA ("Pension Plan").

          (d) With respect to each Plan that is intended to qualify under Code
Section 401(a) and is so qualified, each such Plan, and its related trust: (i) has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations; (ii) has received a favorable determination letter from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code and, no facts or set of circumstances exist that could reasonably be expected to cause such Plan and related trust not to qualify or be so exempt from tax, or to lose such qualification or exemption from tax; (iii) is not subject to any present intention to be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Plan at any time within the twelve months immediately following the date hereof; (vii) is not a split-dollar life insurance program or otherwise provides for loans to executive officers (within the meaning of The Sarbanes-Oxley Act of 2002); and (viii) none of the Subject Companies has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of any of the Subject Companies, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

          (e) All contributions (including all employer contributions and employee contributions) required to have been made under the Plans (other than contributions required to have been made to any Multiemployer Plan by any Person other than the Subject Companies or any of their employees) or by Law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all such contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued by the Closing Date. No event has occurred and no condition exists with respect to the Plans or any "employee benefit plan" as defined in Section 3(3) of ERISA that would subject the Subject Companies, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, rules and regulations.

          (f) There has been no violation of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, but not limited to, annual reports filed on Form 5500) regarding the Plans with the Department of Labor or the Internal Revenue Service, or the furnishing of such required documents to the participants or beneficiaries of the Plans. For each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof.

          (g) There are no (i) pending material Actions which have been asserted, instituted or threatened, against the Plans, the assets of any of the trusts under the Plans or the sponsor or the administrator of the Plans or against any fiduciary of the Plans with respect to the operation of the Plans (other than routine benefit claims), or (ii) facts or circumstances exist that could give rise to any such Actions.

          (h) The Plans have been established and administered in all respects in accordance with their express terms, and in compliance with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state Laws and regulations, and no "party in interest" or "disqualified person" with respect to the Plans has engaged in a non-exempt "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably result in any material liability to any of the Subject Companies under ERISA or the Code.

          (i) The Subject Companies and each ERISA Affiliate that maintains a "group health plan", as defined in Section 5001(b)(1) of the Code, has complied in all material respects with the requirements of Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder ("COBRA"). None of the Plans provide retiree health or life insurance benefits except as may be required by COBRA (or any applicable state Law) or at the expense of the participant or the participant's beneficiary.

          (j) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" Law with respect to the employees of any of the Subject Companies.

          (k) Except for the Severance Plan, no Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), could result in: (i) severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (ii) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Plans, (iii) limiting or restricting the right of the Subject Companies to merge, amend or terminate any of the Plans, (iv) causing the Subject Companies to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award, or (v) payments under any of the Plans which would not be deductible under Section 280G of the Code.

          (l) No Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

          SECTION 3.20 Insurance. Prior to the date hereof, the Sellers have furnished to the Buyers a true, complete and accurate original or certified copy of each policy or other certificate of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring the Subject Companies and their respective assets, properties and operations (the "Existing Policies"). All such policies (i) are in full force and effect, (ii) provide coverage for all risks incident to the business of the Subject Companies and their respective properties and assets and are in character and amount similar to that carried by Persons in similar businesses and subject to the same perils and hazards, (iii) have no outstanding premiums due thereunder that have not been paid and (iv) will continue to provide coverage to the Subject Companies after the Closing Date for any claims arising out of occurrences that took place prior to the Closing Date. None of the Subject Companies has received notice of cancellation of any such insurance. Each Subject Company is an additional named insured under the Existing Policies. Except as set forth on Schedule 3.20, there is no claim by any of the Subject Companies pending under any of such policies. There has been no claim by any of the Subject Companies under any of such policies as to which coverage has been denied by the underwriters of such policies.

          SECTION 3.21 Transactions with Directors, Officers and Affiliates. Except as set forth on Schedule 3.21, none of the Subject Companies is a party to any Contract, agreement or arrangement with the Sellers or any of the directors, executive officers or stockholders of any of the Subject Companies or any Affiliate or family member of any of the foregoing Persons ("Specified Persons") under which it: (a) leases any real or personal property (either to or from such Person); (b) licenses technology (either to or from such Person);
(c) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (d) purchases products or services from such Person; (e) pays or receives commissions, rebates or other payments; or (f) provides or receives any other material benefit.

          SECTION 3.22 Labor Matters.

          (a) Except as set forth on Schedule 3.22(a): (i) no Subject Company is a party to any outstanding employment agreements or contracts with officers or employees of any Subject Company that are not terminable at will; (ii) no Subject Company is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of any Subject Company (other than as required by Law); and (iii) no Subject Company is a party to any collective bargaining agreement or other labor union contract applicable to employees of any Subject Company nor do the

Sellers or the Acquired Entities know of any activities or proceedings of any labor union to organize any such employees.

          (b) Except as set forth on Schedule 3.22(b): (i) to the knowledge of the Sellers, the Subject Companies are in compliance in all material respects with all applicable Laws relating to employment and employment practices, wages, hours and terms and conditions of employment; (ii) there are no open notices pending under Section 6 of the Railway Labor Act; (iii) there are no disputes under existing collective bargaining agreements pending before a tribunal established pursuant to Section 3 of the Railway Labor Act or under labor protection conditions imposed by the Interstate Commerce Commission or the STB; (iv) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the knowledge of the Sellers, threatened against or affecting any Subject Company; and (v) there is no representation dispute pending or, to the knowledge of the Sellers, threatened before the National Mediation Board and no question concerning representation exists relating to the employees of any Subject Company.

          SECTION 3.23 Environmental Matters.

          (a) Except as set forth on Schedule 3.23(a):

          (i) to the knowledge of the Sellers, each of the Subject Companies is in compliance in all material respects with all applicable Environmental Laws and to the knowledge of the Sellers has not violated in any material respect any such Laws, and possesses and complies in all material respects with all Environmental Permits required under such Laws to operate as it has operated and currently operates, and has not violated in any material respect any such Environmental Permits;

          (ii) none of the Subject Companies is aware of any past, present, or reasonably anticipated future events, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent any of the Subject Companies from (or materially increase the burden on any of the Subject Companies of) complying with applicable Environmental Laws or obtaining, renewing, or complying with all Environmental Permits required under such Laws;

          (iii) to the knowledge of the Sellers, there are and have been no Materials of Environmental Concern or any other conditions at any Owned Real Property, Leased Real Property, Rail Facilities, Equipment and Machinery or any other property currently or formerly owned, leased, operated, or otherwise used by any of the Subject Companies, or at any other location (including without limitation any location used for the storage, disposal, recycling or other handling of any Materials of Environmental Concern), that could reasonably be expected to give rise to material liability of any of the Subject Companies under any Environmental Law, or to result in material costs to any of the Subject Companies arising out of any Environmental Law;

          (iv) (A) none of the Subject Companies has received any Environmental Claim that has not been fully and finally resolved; and (B) none of the Subject Companies is aware, after reasonable inquiry, of (I) any pending or threatened Environmental Claim, or of any circumstances, conditions or events that could reasonably be expected to result in an Environmental Claim, against any of the Subject Companies, or (II) any pending or threatened claim against any Person other than any of the Subject Companies that could reasonably be expected to have a Material Adverse Effect;

          (v) none of the Subject Companies has entered into any consent decree or other agreement with any Governmental Authority under any Environmental Law, and none of the Subject Companies is subject to any judgment, decree, order or similar requirement relating to compliance with any Environmental Law or to Materials of Environmental Concern;

          (vi) without limiting the generality of any of the foregoing, to the knowledge of the Sellers, no property owned, leased or operated by any of the Subject Companies as of the date hereof: (A) is or has been used for the disposal of wastes in a manner that would require an Environmental Permit (under Environmental Law applicable as of the date hereof); (B) contains or has contained any underground storage tank; (C) contains asbestos or asbestos-containing building materials, at levels subject to regulation under any applicable Environmental Laws; or (D) contains any polychlorinated biphenyls, in equipment or otherwise, at levels subject to regulation under any applicable Environmental Laws; or (E) contains mold of the type and in quantities that could reasonably be expected to be harmful to human health or safety; and

          (vii) to the knowledge of the Sellers (A) none of the Subject Companies has assumed or retained, by contract or operation of Law, any obligation under any Environmental Law or concerning any Materials of Environmental Concern that could reasonably be expected to be material to any of the Subject Companies; and (B) each of the foregoing representations and warranties also applies to any Person for which any of the Subject Companies has assumed or retained responsibility, whether by contract, operation of Law, or otherwise.

          (b) To the knowledge of the Sellers, the Sellers have provided to the Buyers true and complete copies of all Environmental Reports that are in the possession or control of the Subject Companies, each of which is identified in Schedule 3.23(b).

          SECTION 3.24 Relations with Principal Customers. Schedule 3.24 lists, by dollar volume paid for the fiscal year ended December 31, 2004, the top ten customers of the Subject Companies. No customer listed on Schedule
3.24 has, since December 31, 2004, canceled or otherwise terminated or substantially reduced the relationship of such customer with the Subject Companies or threatened to do any of the foregoing.

          SECTION 3.25 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

          SECTION 3.26 Rail Facilities and Related Contracts. The Subject Companies hold sufficient indefeasible property interests and indefeasible operating rights in and to the rail line depicted on the maps referenced in
Schedule 3.26, and to the adjacent yards, spur tracks and other rail facility appurtenances thereto (collectively, the "Rail Facilities") to permit the Subject Companies to conduct rail freight operations on and over the Rail Facilities as such operations are conducted by the Subject Companies on the date of this Agreement. The individual parcels of land that constitute the Rail Facilities of each line are contiguous to each other, with no gaps or strips, from one end point of each line to the other end point of each such line. Furthermore, the Railroad Assets, as of the date of this Agreement, comprise the assets necessary, in all material respects, to operate the Businesses as currently operated and consistent with past practice. None of the Subject Companies is a party to any contract or subject to any order that would deprive any Subject Company of the ability to operate substantially as the Subject Companies operate over the Rail Facilities on the date of this Agreement, or that would deprive the Subject Companies of the ability to (i) serve directly all customers that may be served directly by them on the date of this Agreement or (ii) interchange with the carriers listed on Schedule
3.26 at or near the locations listed on Schedule 3.26.

          SECTION 3.27 Condition of Lines; Personal Property. Except as set forth on Schedule 3.27, the physical condition of the Rail Facilities is sufficient, in all material respects, to operate the Business as currently operated. All Personal Property of the Subject Companies necessary to operate the Business as it is currently conducted is in working order as of the date hereof and is suitable for the purposes for which it is being used (taking into account ordinary wear and tear and the need for ordinary, routine maintenance and repairs). Each of the Subject Companies has or will on the Closing Date have good and valid title, free and clear of all Liens (except for Permitted Liens), or valid leasehold interests or rights under contract to use, all Personal Property owned, leased or used in the Businesses. Schedule
3.27 contains a true and correct list of the Equipment and Machinery used by the Subject Companies in the conduct of their businesses and designates which of such Equipment and Machinery is owned and which is leased.

          ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

          Each Buyer hereby jointly and severally represents and warrants to the Sellers as follows:

          SECTION 4.1 Corporate Organization. Such Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not, individually or in the aggregate, either (i) have or reasonably be expected to have a Material Adverse Effect on the business, operations, assets or condition (financial or otherwise) of such Buyer or (ii) materially impair the ability of such Buyer to perform any of its obligations under this Agreement (either of such effects, a "Buyer Material Adverse Effect").

          SECTION 4.2 Qualification to Do Business. Such Buyer is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties and assets owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a Buyer Material Adverse Effect.

          SECTION 4.3 Authorization and Validity of Agreement. Such Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Buyer of this Agreement and the performance by such Buyer of its obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors of such Buyer, and no other corporate proceedings on the part of such Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by such Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Sellers, this Agreement constitutes such Buyer's valid and binding obligation enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at Law or in equity).

          SECTION 4.4 No Conflict or Violation. The execution, delivery and performance by such Buyer of this Agreement and the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of such Buyer, (ii) violate any order, judgment or decree of any Governmental Entity applicable to the Buyer or (iii) violate, conflict with or result in a breach of or constitute (with due notice or lapse of time or both) a default, termination or right of termination under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which such Buyer is a party or by which it is bound or to which any of its properties or assets is subject, or result in the acceleration of any Indebtedness created thereunder or give rise to a right thereunder to require any payment to be made by such Buyer, or result in the creation or imposition of any Lien upon any of the assets, properties or rights of such Buyer.

          SECTION 4.5 Consents and Approvals. Neither the execution and delivery of this Agreement by such Buyer nor the consummation of the transactions contemplated hereby by the Buyer require any consent, waiver, approval, license, authorization or permit of, or filing with or notification to, any Person, except for any consents or waivers required to be obtained from the STB.

          SECTION 4.6 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Buyer.

          SECTION 4.7 Financing. Affiliates of the Buyers have received from Bank of America, N.A. and the other bank parties thereto the commitments contained in the amendment to their existing credit facility attached as
Schedule 4.7 hereto in connection with the financing of the transactions contemplated by this Agreement.

          ARTICLE 5. COVENANTS OF THE SELLERS.

          The Sellers hereby covenant as follows:

          SECTION 5.1 Conduct of Business Before the Closing Date. Except as set forth on Schedule 5.1, without the prior written consent of the Buyers, between the date hereof and the Closing Date, the Sellers shall not permit any of the Subject Companies to:

          (i) make any material change in the conduct of the business of any Subject Company or enter into any transaction other than in the ordinary course of business consistent with past practice;

          (ii) fail to (A) pay any Subject Company's trade payables and other short-term liabilities as and when due in the ordinary course of business consistent with its historical payment practices, except to the extent the validity or amount of any such payables and other liabilities is disputed in good faith by such Subject Company and (B) attempt to collect its receivables in the ordinary course of business consistent with its historical collection practices;

          (iii) make any change in its Certificate of Incorporation and By-laws, partnership agreements, limited liability company agreements and certificates of formation (or comparable organizational documents, as applicable); issue any additional equity interests or grant any option, warrant or right to acquire any equity interests or issue any security convertible into or exchangeable for equity interests or alter in any way any of its outstanding equity interests or make any change in outstanding equity interests or the capitalization of any Subject Company, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

          (iv) make any sale, assignment, transfer, abandonment or other conveyance or disposition of the assets, properties or rights (including any Intellectual Property) of any of the Subject Companies or any material part thereof, except transactions pursuant to Contracts and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practice;

          (v) subject any of the assets, properties or rights of any of the Subject Companies, or any part thereof, to any Lien or suffer such to exist, other than (A) Permitted Liens and (B) such Liens as may arise in the ordinary course of business consistent with past practice by operation of Law and that will not, individually or in the aggregate, be or reasonably be expected to be material to any of the Subject Companies;

          (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the equity interest of any of the Subject Companies or declare, set aside or pay any dividends or other distribution in respect of such equity interest of any of the Subject Companies;

          (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practice;

          (viii) (A) establish, adopt, enter into, amend or terminate any Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, except to the extent that any such amendments are required by Law, are necessary to preserve the tax-qualified status of any Plan or do not result in an increase in benefits for the present or former directors, officers or employees of any of the Subject Companies; (B) grant any increase in the compensation or fringe benefits of any present or former directors, consultants, officers or employees of any of the Subject Companies (including without limitation any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except in accordance with preexisting contractual provisions or for increases in salary or wages in the ordinary course of business consistent with past practice; (C) grant any severance or termination pay to any present or former director, officer or employee of any of the Subject Companies; (D) loan or advance money or other property to any present or former directors, officers or employees of any of the Subject Companies; and (E) allow for the commencement of any new offering periods under any employee stock purchase plans;

          (ix) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates;

          (x) take any other action which any of the Subject Companies reasonably expects would cause any of the representations and warranties made by the Sellers in this Agreement not to remain true and correct in any material respect;

          (xi) make any change in any method of accounting or accounting principle, method, estimate or practice or write down the value of any inventory or write off as uncollectible any accounts receivable or any portion thereof;

          (xii) make, change or revoke any election or method of accounting with respect to Taxes affecting or relating to any of the Subject Companies, file any amended Tax Return or surrender any right to claim a Tax refund;

          (xiii) enter into any closing or other agreement or settlement with respect to Taxes affecting or relating to any of the Subject Companies or agree to an extension of the statute of limitations with respect to the assessment or determination of any Taxes;

          (xiv) enter into any plan of liquidation or dissolution or file a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

          (xv) settle, release or forgive any claim or litigation or waive any right thereto;

          (xvi) make, enter into, modify, amend in any material respect or terminate any Contract, bid or expenditure;

          (xvii) amend, terminate or surrender any Lease;

          (xviii) create, incur, assume or suffer to exist any Indebtedness;

          (xix) make any capital expenditure in excess of $50,000, or addition to property, plant or equipment used in its operations other than ordinary repairs and maintenance;

          (xx) lay off any employees;

          (xxi) grant, amend, modify, extend or terminate any trackage rights agreement, haulage agreement, power-run-through agreement, marketing agreement, joint facilities agreement or other agreement with carriers materially affecting the operations on, or marketing of traffic to, from or over, the Rail Facilities;

          (xxii) abandon or discontinue service over all or any portion of the Rail Facilities, or commence a regulatory proceeding to facilitate any such abandonment or discontinuance;

          (xxiii) enter into any new line of business;

          (xxiv) enter into, materially amend or renew any agreement with a shipper or receiver for movement of traffic over the Rail Facilities;

          (xxv) enter into any agreement with a shipper or receiver that would cause or facilitate the diversion of a material amount of traffic from the Rail Facilities; or

          (xxvi) enter into or cause or permit any Subject Company to enter into any agreement to take any action prohibited by clauses (i) through (xxv).

          SECTION 5.2 Consents and Approvals. The Sellers shall, and shall cause the Subject Companies to, at the cost and expense of the Sellers, (i) use their reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Persons required in connection with the execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby and (ii) diligently assist and cooperate with the Buyers in preparing and filing all documents required to be submitted by the Buyers to any Governmental Entities, in connection with such transactions and in obtaining any consents, waivers, authorizations or approvals of Governmental Entities which may be required to be obtained by the Buyers in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyers all information concerning the Sellers and the Subject Companies that counsel to the Buyers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 5.3 Access to Properties and Records. The Sellers shall cause the Subject Companies to afford to the Buyers, and to the accountants, counsel, consultants and other representatives of the Buyers, access during normal business hours throughout the period prior to the Closing Date to all properties, books, Contracts, commitments, title reports relating to the Owned Real Property, title insurance policies currently in effect with respect to the Owned Real Property and files and records of the Subject Companies and, during such period, shall furnish promptly to the Buyers all other information concerning the Subject Companies and their respective properties and personnel as the Buyers may reasonably request; provided, however, that any such access shall be conducted at a reasonable time and in such a manner as not to interfere unreasonably with the operations of the business of the Subject Companies. Notwithstanding the foregoing none of the Subject Companies shall be required to disclose any information to the Buyers or their authorized representatives if doing so could violate any Law to which such Subject Company is subject.

          SECTION 5.4 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement insofar as such matters are within the control of the Sellers or the Subject Companies, the Sellers will use, and will cause the Subject Companies to use, their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable Law to consummate and make effective the transactions contemplated hereby and to obtain the waiver and consent set forth on Schedule 5.4.

          SECTION 5.5 Administration of Pre-Closing FELA Claims. The administration, handling and disposition of Pre-Closing FELA Claims shall be the responsibility of the Sellers. The costs and expenses of the administration, handling and disposition of Pre-Closing FELA Claims shall be borne by the Sellers.

          SECTION 5.6 Insurance. The Sellers shall not take any action or omit taking any action that would reasonably be expected to be adverse to the ability of the Subject Companies to have the benefit of the Existing Policies following the Closing. In addition, the Sellers shall or shall cause the Subject Companies to notify the carriers under the Existing Policies of all matters of which the Sellers have knowledge at or prior to Closing that would give rise to claims covered under the Existing Policies.

          SECTION 5.7 Maintenance of Net Worth. For the period commencing on the Closing Date and lasting until the fifth anniversary of the Closing Date, the Sellers shall not permit at any time the difference between the fair market value of RMC's assets (together with those of its subsidiaries) (excluding, for the avoidance of doubt, any interest in the Escrow Fund) and the fair market value of RMC's liabilities (together with those of its subsidiaries) to be less than $12,500,000.

          SECTION 5.8 Resignation of Officers and Directors. Effective immediately prior to Closing, the Sellers shall cause all directors and officers of the Subject Companies to resign or shall remove them from such positions.

          ARTICLE 6. COVENANTS OF THE BUYERS.

          Each Buyer hereby covenants as follows:

          SECTION 6.1 Actions Before Closing Date. Such Buyer shall not take any action which shall cause it to be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          SECTION 6.2 Consents and Approvals. Such Buyer shall, at its cost and expense, (a) use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Persons required in connection with the execution, delivery and performance by such Buyer of this Agreement and the transactions contemplated hereby and (b) diligently assist and cooperate with the Sellers in preparing and filing all documents required to be submitted by the Sellers to any Governmental Entities, in connection with such transactions and in obtaining any consents, waivers, authorizations or approvals of Governmental Entities which may be required to be obtained by the Sellers in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Sellers all information concerning such Buyer that counsel to the Sellers reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          SECTION 6.3 Employees and Employee Benefits. The Buyers shall cause the Subject Companies to pay to any Employees who are terminated without cause within 12 months after the Closing severance benefits which shall be no less than the severance benefits provided by the Sellers under the applicable Severance Plan.

          SECTION 6.4 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement insofar as such matters are within the control of such Buyer, such Buyer will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable Law to consummate and make effective the transactions contemplated hereby.

          SECTION 6.5 No Benefit to Third-Party. Nothing in this Agreement, express or implied, is intended to confer upon any current or former employee, director or consultant any rights, remedies or obligations under or by reason of this Agreement, including, without limitation, this Article 6.

          SECTION 6.6 Administration of Post-Closing FELA Claims. The administration, handling and disposition of Post-Closing FELA Claims shall be the responsibility of the Buyers. The costs and expenses of the administration, handling and disposition of Post-Closing FELA Claims shall be borne by the Buyers.

          SECTION 6.7 Labor Matters. Any liability for any imposition of labor protective conditions related to Employees resulting from this transaction under Section 11326(b) of the Interstate Commerce Termination Act shall, following the Closing, be the sole responsibility of the Subject Companies and the Buyers.

          ARTICLE 7. INDEMNIFICATION.

          SECTION 7.1 Survival. The representations, warranties and covenants made by the Sellers and the Buyers in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement, for a period terminating on the two-year anniversary date of the Closing Date; provided, however, that (a) the representations and warranties contained in Section 3.23 [Environmental Matters] shall survive for a period terminating on the three-year anniversary of the Closing Date, (b) the representations and warranties contained in Sections 3.8 [Financial Statements], 3.17 [Litigation], 3.25 [Brokers] and 4.6 [Brokers] shall survive for a period equal to the applicable statute of limitations, (c) the representations and warranties contained in Section 3.10 [Tax Matters] and the agreements set forth in Article 11 [Tax Matters] shall survive for a period terminating 60 days after the applicable statute of limitations (taking into account extensions), (d) the representations and warranties contained in Sections 3.5

[Capital Stock and Related Matters] and 3.7 [Subsidiaries and Equity Investments] and the covenants set forth in Sections 5.5 [Administration of Pre-Closing FELA Claims] 5.6 [Insurance] and 6.6 [Administration of Post-Closing FELA Claims], this Article 7 [Indemnification] and Article 12 [Miscellaneous] shall survive indefinitely and (e) the covenants set forth in Sections 5.7 [Maintenance of Net Worth] and 6.3 [Employees and Employee Benefits] shall survive for as long as their terms specifically provide. No claim or action for indemnification under this Article 7 shall be asserted or maintained by any party hereto after the expiration of the period referred to in the preceding sentence with respect to the reason for which indemnification is sought; provided, however, that any claim made in writing by the party seeking indemnification (the "Indemnified Party") to the party from which indemnification is sought (the "Indemnifying Party") within the time periods set forth in the preceding sentence shall survive (and be subject to indemnification) until it is finally and fully resolved.

          SECTION 7.2 Indemnification by the Sellers.

          (a) Notwithstanding the Closing and, except as provided herein, regardless of any investigation at any time made by or on behalf of the Buyers or of any knowledge or information that the Buyers may have, the Sellers shall indemnify and fully defend, save and hold the Buyers, any Affiliate of the Buyers, and their respective directors, officers, agents and employees (the "Buyer Indemnitees"), harmless if any Buyer Indemnitee shall suffer any damage, demand, claim, liability, obligation, loss, cost, expense (including, without limitation, the fees and disbursements of attorneys, accountants, consultants and engineers), deficiency, interest, penalty, impositions, assessments or fines of any kind or nature, whether known or unknown, fixed or contingent (collectively, "Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, one or more of the following:

          (i) subject to Section 7.1, any untruth or inaccuracy in any representation or certification of the Sellers or the breach of any warranty of the Sellers contained in this Agreement or in any certificate delivered to the Buyers in connection with the Closing (in each case, without regard to any qualification or limitation with respect to "knowledge" or "materiality", whether by reference to "in any material respect", "Material Adverse Effect" or otherwise);

          (ii) subject to Section 7.1, any failure of the Sellers to duly perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of the Sellers to be performed or observed;

          (iii) (A) any and all Taxes of the Subject Companies for any Pre-Closing Tax Period and (B) all Taxes arising (directly or indirectly) as a result of the transactions contemplated hereby (except as otherwise provided by Section 11.4) (the obligations to indemnify pursuant to this Section 7.2(a)(iii) shall survive for a period terminating 60 days after the applicable statute of limitations with respect to the Tax Liabilities in question taking into account extensions); and

          (iv) all Excluded Liabilities;

provided, however, that no Seller shall have any obligation to make any payment under Section 7.2(a)(i) and 7.2(a)(ii) (except pursuant to an inaccuracy of a representation or a breach of a warranty contained in Sections
3.5 [Capital Stock and Related Matters], 3.7 [Subsidiaries and Equity Investments], 3.10 [Tax Matters] or 3.25 [Brokers]) with respect to any representation or warranty unless and until the aggregate amount to which all Buyer Indemnitees are entitled by reason of all such claims under Section 7.2(a)(i) and 7.2(a)(ii) exceeds $1,000,000 (the "Basket Amount"), in which case the party entitled to such indemnification shall be entitled to receive both the Basket Amount and the amount in excess of the Basket Amount.

          (b) Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Sellers to the Buyer Indemnitees under Section 7.2(a)(i) and 7.2(a)(ii) hereof (except pursuant to an inaccuracy of a representation or a breach of a warranty contained in Sections 3.5 [Capital Stock and Related Matters], 3.7 [Subsidiaries and Equity Investments], 3.10 [Tax Matters] or 3.25 [Brokers]) shall not exceed $25,000,000 in the aggregate.

          (c) For purposes of Section 7.2(a), whenever it is necessary to determine the liability for Taxes of the Subject Companies which are for a taxable period ending on a day other than the Closing Date:

          (i) Taxes imposed on a periodic basis (such as real, personal and intangible property Taxes) shall be prorated between the Buyers and the Sellers as of the Closing; and

          (ii) all other Taxes for the Pre-Closing Tax Period shall be determined as if the Subject Companies had a taxable year or period that ended at the close of the Closing Date.

          (d) Other than pursuant to Sections 7.2(a)(i) (to the extent arising from breaches of the representations and warranties contained in Sections 3.1 [Corporate Organization], 3.3 [No Conflict or Violation; Authority and Validity], 3.5 [Capital Stock and Related Matters] or 3.7 [Subsidiaries and Equity Investments]), 7.2(a)(ii), 7.2(a)(iii) or 7.2(a)(iv), the sole recourse of the Buyers against the Sellers pursuant to this Section 7.2 shall be (i) to the Escrow Fund pursuant to the terms of the Escrow Agreement and then (ii) only in the event that the Escrow Agreement has been terminated or the Escrow Fund depleted, to RMC.

          SECTION 7.3 Indemnification by Each Buyer. Notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of the Sellers or of any knowledge or information that the Sellers may have, each Buyer shall indemnify and fully defend, save and hold the Sellers, any Affiliate of the Sellers, and their respective directors, officers, agents, employees and directors and the individuals who served as directors of the Acquired Entities prior to the Closing (solely in their capacity as directors) (the "Seller Indemnitees"), harmless if any Seller Indemnitee shall at any time or from time to time suffer any Losses arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, one or more of the following:

          (a) any untruth or inaccuracy in any representation or certification of such Buyer or the breach of any warranty of such Buyer contained in this Agreement or in any certificate delivered to the Sellers in connection with the Closing;

          (b) any failure of such Buyer duly to perform or observe any term, provision, covenant, agreement or condition contained in this Agreement on the part of such Buyer to be performed or observed;

          (c) any and all Taxes of the Subject Companies for the Post-Closing Tax Period;

          (d) any and all Post-Closing FELA Claims;

          (e) any and all Post-Closing Litigation;

provided, however, that such Buyer shall have no obligation to make any payment under Section 7.3(a) (except pursuant to an inaccuracy of a representation or a breach of a warranty contained in Section 4.6 [Brokers]) with respect to any representation or warranty unless and until the aggregate amount to which all Seller Indemnitees are entitled by reason of all such claims under Section 7.3(a) exceeds the Basket Amount, in which case the party entitled to such indemnification shall be entitled to receive both the Basket Amount and the amount in excess of the Basket Amount.

Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Buyers to the Seller Indemnitees under Section 7.3(a) (except pursuant to an inaccuracy of a representation or a breach of a warranty contained in Section 4.6 [Brokers]) shall not exceed $25,000,000.

For purposes of Section 7.3, whenever it is necessary to determine the liability for Taxes of the Subject Companies which are for a taxable period ending on a day other than the Closing Date, Taxes imposed on a periodic basis (such as real, personal and intangible property Taxes) shall be prorated between the Buyers and the Sellers as of the Closing

          SECTION 7.4 Procedures Relating to Third-Party Claims (other than Tax Claims). (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person (other than a party hereto) against the Indemnified Party (a "Third-Party Claim") (other than a Tax Claim, the procedures for which shall be governed by Section 11.3), such Indemnified Party must notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim within ten (10) Business Days after receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party unreasonably failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all material and non-privileged notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.

If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. If the Indemnifying Party elects to assume the defense of a Third-Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third-Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third-Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third-Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim relating to matters for which the Indemnified Party is entitled to indemnification hereunder and involves no admission in respect of or action on the part of the Indemnified Party. Whether or not the Indemnifying Party shall have assumed the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent.

          SECTION 7.5 Exclusive Remedy; Mitigation.

          (a) Each of the Sellers and the Buyers and their respective affiliates hereby acknowledges and agrees that its sole and exclusive remedy with respect to any claim for indemnification pursuant to or in connection with this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7. Notwithstanding the foregoing, nothing herein will limit any claim based on fraud.

          (b) The Sellers and the Buyers shall take all reasonable steps to mitigate all claims for indemnification upon and after becoming aware of any event which would reasonably be expected to give rise to any claim that is indemnifiable hereunder.

          (c) The Buyers and their Affiliates waive any right to recover punitive, special, exemplary and, except pursuant to Section 7.2(a)(i), incidental and/or consequential damages pursuant to this Article 7.

          ARTICLE 8. CONDITIONS PRECEDENT TO PERFORMANCE BY THE SELLERS.

          The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which (other than Section 8.3 and Section 8.4) may be waived (in writing) in whole or in part by the Sellers in their sole discretion at or prior to the Closing Date:

          SECTION 8.1 Representations and Warranties of Each Buyer. All representations and warranties made by each Buyer in this Agreement shall be true and correct in all material respects (except for each of the representations and warranties made by such Buyer that are limited by materiality, which shall be true and correct in all respects (as so limited)) on and as of the date hereof and on and as of the Closing Date as if again made by such Buyer on and as of such date, except to the extent such representations and warranties are made on and as of a specified date, in which event such representations and warranties shall be true and correct in all material respects (except for such representations and warranties made by such Buyer that are limited by materiality, which shall be true and correct in all respects (as so limited)) on and as of such specified date and the Sellers shall have received a certificate to that effect from such Buyer dated the Closing Date and signed by an authorized officer of such Buyer.

          SECTION 8.2 Performance of the Obligations of Each Buyer. Each Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Sellers shall have received a certificate to that effect from such Buyer dated the Closing Date and signed by an authorized officer of such Buyer.

          SECTION 8.3 No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any Governmental Entity shall have been instituted or threatened by any Governmental Entity or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to the Sellers.

          SECTION 8.4 STB. Exemption or approval for the transactions contemplated by this Agreement shall have been obtained from the STB and such exemption or approval shall be in full force and effect.

          SECTION 8.5 Opinion of Counsel. The Sellers shall have received an opinion, dated as of the Closing Date from Simpson Thacher & Bartlett LLP, covering the matters set forth on Exhibit D hereto, subject to customary limitations and qualifications for opinions given in transactions of the kind contemplated by this Agreement.

          ARTICLE 9. CONDITIONS PRECEDENT TO PERFORMANCE BY THE BUYERS.

          The obligations of the Buyers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which (other than Section 9.3 and Section 9.5) may be waived (in writing) in whole or in part by the Buyers in their sole discretion at or prior to the Closing Date:

          SECTION 9.1 Representations and Warranties of the Sellers. All representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects (except for each of the representations and warranties made by the Sellers that are limited by materiality, which shall be true and correct in all respects (as so limited)) on and as of the date hereof and on and as of the Closing Date as if again made by the Sellers on and as of such date, except to the extent such representations and warranties are made on and as of a specified date, in which event such representations and warranties shall be true and correct in all material respects (except for each of the representations and warranties made by the Sellers that are limited by materiality, which shall be true and correct in all respects (as so limited)) on and as of such specified date, and the Buyers shall have received a certificate to that effect from each Seller dated the Closing Date and signed by an authorized officer of the Sellers.

          SECTION 9.2 Performance of the Obligations of the Sellers. The Sellers shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date and the Buyers shall have received a certificate to that effect from each Seller dated the Closing Date and signed by an authorized officer of the Sellers.

          SECTION 9.3 No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Entity, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any Governmental Entity, which declares this Agreement invalid or unenforceable in any respect or prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any Governmental Entity shall have been instituted or threatened by any Governmental Entity or by any other Person which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in either such case has a reasonable likelihood of success in the reasonable opinion of counsel to the Buyers.

          SECTION 9.4 Opinion of Counsel. The Buyers shall have received an opinion, dated as of the Closing Date from Dow T. Huskey, Esq., covering the matters set forth on Exhibit E hereto, subject to customary limitations and qualifications for opinions given in transactions of the kind contemplated by this Agreement.

          SECTION 9.5 STB. Exemption or approval for the transactions contemplated by this Agreement shall have been obtained from the STB and such exemption or approval shall be in full force and effect.

          SECTION 9.6 Financing. The Buyers shall have received the proceeds of the debt financing described in Schedule 4.7.

          SECTION 9.7 FIRPTA. The Sellers shall each deliver to the Buyers at the Closing a duly executed certificate, in form and substance acceptable to the Buyers and consistent with Exhibit F, certifying such facts as to establish that transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

          SECTION 9.8 Transition Services Agreement. The Sellers shall deliver to the Buyers at the Closing a duly executed copy of the Transition Services Agreement.

          SECTION 9.9 Certain Payments. The Sellers shall have made each of the payments specified in Exhibit G to the individuals set forth therein in respect of bonus payments in connection with the transactions contemplated by this Agreement.

          ARTICLE 10. TERMINATION.

          SECTION 10.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by written notice at any time before the Closing:

          (a) by mutual consent of the Sellers and the Buyers;

          (b) by the Buyers if any Seller has breached any representation, warranty, covenant or agreement contained in this Agreement and has not cured such breach within thirty (30) days after written notice to the Sellers (provided that the Buyers are not then in material breach of the terms of this Agreement; and provided, further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 9.1 or Section 9.2 hereof, as the case may be, will not be satisfied;

          (c) by the Sellers if any Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not cured such breach within thirty (30) days after written notice to such Buyer (provided that the Sellers are not then in material breach of the terms of this Agreement; and provided, further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 8.1 or Section 8.2 hereof, as the case may be, will not be satisfied;

          (d) by the Sellers or the Buyers if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal; or

          (e) by the Sellers or the Buyers if the Closing shall not have been consummated by June 30, 2005; provided that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been both willful and the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          SECTION 10.2 Effect of Termination. Except as provided herein, in the event of the termination of this Agreement as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Sellers or the Buyers, or their respective officers, directors, stockholders, members, partners or other Persons under their control. If this Agreement is terminated as provided herein, except as otherwise expressly set forth herein, no party to this Agreement shall have any liability hereunder to any other party, except for any breach by such party of the terms and provisions of this Agreement. The provisions of Sections 3.25, 4.6, 12.2, 12.3, 12.14 and 12.15 shall survive any termination hereof pursuant to Section 10.1.

          ARTICLE 11. TAX MATTERS.

          The following provisions shall govern the allocation of responsibility between the Buyers and the Sellers for certain tax matters following the Closing Date:

          SECTION 11.1 Tax Returns. The Buyers and the Sellers agree that as a result of the transactions contemplated under this Agreement that the income tax year will terminate under Section 708 of the Code for all of the Subject Companies that are presently treated as partnerships for income tax purposes. Accordingly, the Sellers shall prepare or cause to be prepared and duly and timely file or cause to be filed when due (taking into account all extensions properly obtained), all Tax Returns with the appropriate taxing authorities relating to the Subject Companies for all taxable periods ending on or prior to the Closing Date and shall pay all Taxes due with respect to such Tax Returns. With the exception of its QSubs, the Sellers shall file such Tax Returns reflecting the Subject Companies status as partnerships for income tax purposes. The Buyers shall prepare or cause to be prepared and duly and timely file or cause to be filed when due (taking into account all extensions properly obtained), all Tax Returns with the appropriate taxing authorities relating to the Subject Companies for all taxable periods beginning after the Closing Date and shall pay all Taxes due with respect to such Tax Returns. To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or credit or other tax item for such periods on their Tax Returns in a manner consistent with the Schedule K-1 furnished by the Subject Companies to the Sellers for such period.

          SECTION 11.2 Tax Cooperation. The Buyers and the Sellers shall reasonably cooperate, and shall cause their respective Affiliates (including the Subject Companies), officers, employees, agents, auditors and representatives to reasonably cooperate (including by maintaining and making available to each other all relevant records), in preparing and filing all Tax Returns and in resolving all disputes and audits with respect to Taxes of the Subject Companies for any Pre-Closing Tax Period and for any Post-Closing Tax Period.

          SECTION 11.3 Procedures Relating to Indemnification of Tax Claims.

          (a) If a claim shall be made by any Tax authority which, if successful, might result in an indemnity payment to any Indemnified Party pursuant to Section 7.2 or 7.3 hereof, the Indemnified Party shall notify the Indemnifying Party promptly of such claim (a "Tax Claim"); provided, however,


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


the failure to give notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party has been materially prejudiced as a result of such failure.

          (b) With respect to any Tax Claim relating to a Pre-Closing Tax Period, the Sellers shall have the right, at their own expense, to control all proceedings and may make all decisions taken in connection with such Tax Claim. Notwithstanding the foregoing, the Sellers shall not settle such Tax Claim without the prior written consent of the Buyers, which consent shall not be unreasonably withheld, and Buyers shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim if they reasonably determine that such Tax Claim could have a material adverse impact on the Taxes of the Subject Companies in a taxable period or portion thereof beginning after the Closing Date. The Buyers and the Subject Companies shall cooperate with the Sellers in contesting any Tax Claim under this Section 11.3(b), which cooperation shall include the retention and, upon request of the Sellers, the provision of records and information which are reasonably relevant to such Tax Claim and making employees available to provide additional information or explanation of any material provided hereunder.

          (c) The party bearing the liability or obligation to indemnify for any Taxes described under Sections 7.2 and 7.3 hereof shall be entitled to any refunds or credits of such Taxes. The Buyers shall cause the Subject Companies to promptly forward to the Sellers, or after a Buyer's receipt reimburse the Sellers, for any refunds or credits due the Sellers (pursuant to the terms of this Section 11.3(c)) and the Sellers shall promptly forward to the Subject Companies or after a Seller's receipt reimburse the Subject Companies, for any refunds or credits due the Buyers (pursuant to the terms of this Section 11.3(c)).

          SECTION 11.4 Transfer Taxes. All transfer, documentary, sales, use, registration and similar Taxes (including all applicable real estate transfer Taxes and stock transfer Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with the transactions contemplated hereby shall be borne by the Sellers, and the Sellers and the Buyers shall cooperate in timely preparing and filing all Tax Returns as may be required to comply with the provisions of such Tax Laws. For the avoidance of doubt, and notwithstanding any other provision hereof, the Sellers shall be responsible for Income Taxes from the transactions contemplated hereby.

          SECTION 11.5 Tax Treatment. Any indemnification payments made pursuant to this Agreement shall be treated by the parties, to the extent permitted by applicable Law, as a Purchase Price adjustment, unless determined otherwise in a final determination as defined in Section 1313 of the Code.

          SECTION 11.6 Coordination with Article 7. In the event the provisions of this Article 11 and the provisions of Article 7 hereof conflict or otherwise each apply by their terms, this Article 11 shall exclusively govern all matters concerning Taxes; provided that Sections 11.3, 11.4 and
11.5 of this Article 11 shall apply in any event.

          SECTION 11.7 Section 754 Elections. The Sellers agree that they will cause each of RPLP, the Railroad LPs and the Railroad LLCs (the "Section 754 Entities") to make elections under Section 754 of the Code for the taxable year including the Closing Date to adjust the basis of each of the properties and assets of such Section 754 Entities to account for the transfer of the Sellers' direct and indirect interests in the Section 754 Entities to the Buyers for federal and, to the extent applicable, state and local income tax purposes.

          SECTION 11.8 Railroad Tax Credit. The Railroad Track Maintenance credit under Section 45G of the Code for the tax year ending December 31, 2005 will be taken into account by the Buyers and Sellers, on a pro rata basis based on the number of days during such period that the miles of railroad track were owned by the respective parties hereto. For the tax years ending as of the date of this transaction for the Acquired Entities, the Sellers intend to claim the credit on qualified expenditures made through the Closing Date and use railroad track miles as of such date in computing the limitation. Buyers and Sellers agree to cooperate to comply with the requirements for claiming the credit under Section 45G should the IRS issue any form of guidance requiring the credit, miles used for limitation, or any other restrictions whereby both parties cannot claim all miles on their respective tax returns. Buyers and Sellers intend to allow Sellers to claim an appropriate number of railroad track miles to claim the tax credit on all qualified expenditures made by Sellers through the Closing Date.

          ARTICLE 12. MISCELLANEOUS.

          SECTION 12.1 Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that any Buyer may assign its rights hereunder to any wholly owned direct or indirect affiliate of C&W) provided, further, however, that no such assignment shall reduce or otherwise vitiate any of the obligations of such Buyer hereunder. This Agreement shall inure exclusively to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

          SECTION 12.2 Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware. Each party hereto agrees to commence any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in any federal court sitting in the City of Wilmington, Delaware or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any Delaware state court. Each party hereto irrevocably submits to the jurisdiction of such court for the purposes of any such suit, action or other proceeding. If the matter of such suit, action or proceeding falls within the jurisdiction of the Delaware Court of Chancery, then the parties agree and prefer that such suit, action or proceeding related to such matter shall be submitted exclusively to the Delaware Court of Chancery. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 12.2. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any federal court in the City of Wilmington, Delaware, or any Delaware State court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 12.3 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 12.4 Expenses. The Sellers shall pay any legal, accounting and other fees, expenses and costs incurred by the Subject Companies prior to the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Buyers shall pay any legal, accounting and other fees, expenses and costs incurred by the Buyers prior to the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. All of the other fees, expenses and costs incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party hereto incurring such fees, expenses and costs.

          SECTION 12.5 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

          SECTION 12.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission;
(iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

          If to the Buyers:

                      c/o Genesee & Wyoming Inc.
                      66 Field Point Road
                      Greenwich, Connecticut 06830
                      Attn: Adam Frankel
                      Telecopy: (203) 661-4106

                  Copy to:

                      Simpson Thacher & Bartlett LLP
                      425 Lexington Avenue
                      New York, New York 10017
                      Attn: Patrick J. Naughton
                      Telecopy: (212) 455-2502


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


                  If to the Sellers:

                      2605 Thomas Drive
                      Panama City Beach, Florida 32408
                      Attn: Michael E. Durden
                      Telecopy: (850) 230-8848

                  Copy to:

                      Dow T. Huskey
                      Attorney at Law
                      P.O. Drawer 550
                      Dothan, Alabama 36302
                      Telecopy: (334) 794-7292

          Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

          SECTION 12.7 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          SECTION 12.8 Public Announcements. The parties agree that after the signing of this Agreement and prior to the Closing Date, the Sellers shall not, and shall not permit the Acquired Entities or any of their Subsidiaries to, and the Buyers shall not, make any press release or public announcement concerning this transaction without the prior approval of the other party or parties hereto unless a press release or public announcement is required by Law or the rules of any securities exchange on which such party's securities are listed. Before a party to this Agreement makes any such announcement or other disclosure, it agrees to give the other parties hereto prior notice and an opportunity to comment on the proposed disclosure.

          SECTION 12.9 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

          SECTION 12.10 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Person to the Sellers or the Buyers. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Sellers or the Buyers.

          SECTION 12.11 Scheduled Disclosures. Disclosure of any matter, fact or circumstance in a Schedule to this Agreement shall be specific as to the Section and Subsection of this Agreement to which such disclosure applies and shall not be deemed to be disclosure thereof for purposes of any other Section, Subsection or Schedule hereto unless the relevance of such disclosure to such other Section, Subsection or Schedule is reasonably apparent.

          SECTION 12.12 Section and Paragraph Headings; Neutral
Construction(i).

          (a) The Section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 12.13 Knowledge. References in this Agreement to (i) the knowledge of the Sellers shall refer to the knowledge, after due inquiry, of any of K. Earl Durden, Michael Durden, D. Scott Helms and any other officer or director of any of the Sellers and (ii) the knowledge of the Buyers shall refer to the knowledge, after due inquiry, of any of Mortimer Fuller, Mark Hastings, Adam Frankel and Matthew Walsh and any other officer or director of any of the Buyers.

          SECTION 12.14 Confidentiality. For a period of five (5) years following the Closing or the termination of this Agreement pursuant to Section
10.1 hereof, unless otherwise required by Law, (i) the Sellers shall, and shall cause their Affiliates to, keep secret and retain in strictest confidence, and shall not (other than as expressly permitted by this Agreement) use for the benefit of themselves or others any Confidential Information relating to (A) the Buyers or their business to the extent such Confidential Information was disclosed by the Buyers, their Affiliates, or their representatives and agents in the preparation, negotiation and delivery of this Agreement and the transactions contemplated herein, or (B) the Subject Companies including with respect to the business thereof, and (ii) the Buyers shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others any Confidential Information relating to the Sellers or their respective businesses (other than, following the Closing, insofar as such information relates to the Subject Companies) to the extent such Confidential Information was disclosed by the Sellers, their Affiliates or their representatives and agents in the preparation, negotiation and delivery of this Agreement (including without limitation such information that was disclosed to the Buyers during the course of the Buyers' due diligence investigation of the Subject Companies) and the transactions contemplated herein.

          SECTION 12.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                RAIL MANAGEMENT CORPORATION



                                By:      /s/ Michael E. Durden
                                         Michael E. Durden, its President


                                DURDEN 1991 FAMILY GIFT TRUST



                                By:      /s/ Michael E. Durden
                                         Michael E. Durden, its Co-Trustee


                                By:      /s/ Dow T. Huskey
                                         Dow T. Huskey, its Co-Trustee


                                DURDEN 1991 FAMILY DISCRETIONARY TRUST



                                By:      /s/ Michael E. Durden
                                         Michael E. Durden, its Co-Trustee


                                By:      s/ Michael E. Durden
                                         Dow T. Huskey, its Co-Trustee


                                DURDEN 1991 FAMILY TRUST



                                By:      /s/ Michael E. Durden
                                         Michael E. Durden, its Co-Trustee


                                By:      /s/ Dow T. Huskey
                                         Dow T. Huskey, its Co-Trustee

                                K. EARL DURDEN 1991 GIFT TRUST



                                By:      /s/ K.Earl Durden
                                         K. Earl Durden, its Co-Trustee


                                By:      /s/ Dow T. Huskey
                                         Dow T. Huskey, its Co-Trustee


                                DURDEN 1996 FAMILY GIFT TRUST



                                By:      /s/ Michael E. Durden
                                         Michael E. Durden, its Co-Trustee


                                By:      /s/ Dow T. Huskey
                                         Dow T. Huskey, its Co-Trustee


                                RP ACQUISITION COMPANY ONE



                                By:       /s/ Matthew O. Walsh
                                          Name: Matthew O. Walsh
                                          Title: Vice President, Treasurer and
                                                 Assistant Secretary

                                RP ACQUISITION COMPANY TWO



                                By:      /s/Mark W. Hastings
                                         Name:  Mark W. Hastings
                                         Title: President, Secretary and
                                                Assistant Treasurer



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